RAIT Financial Trust Announces Second Quarter 2010 Financial Results

PHILADELPHIA, PA — July 23, 2010 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced results for the second quarter ended June 30, 2010. RAIT reported net income allocable to common shares for the three-month period ended June 30, 2010 of $22.3 million, or $0.27 total earnings per share — diluted based on 82.3 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the three-month period ended June 30, 2009 of $287.9 million, or $4.43 total loss per share – diluted based on 65.0 million weighted-average shares outstanding – diluted. RAIT reported net income allocable to common shares for the six-month period ended June 30, 2010 of $53.6 million, or $0.68 total earnings per share – diluted based on 78.8 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the six-month period ended June 30, 2009 of $432.1 million, or $6.65 total loss per diluted share based on 65.0 million weighted-average shares outstanding – diluted.

Scott Schaeffer, RAIT’s Chief Executive Officer and President, commented “We are pleased to announce positive results for the second quarter and our continued success in adapting RAIT’s business to current market conditions while de-leveraging RAIT’s balance sheet and developing new sources of income.”

RAIT also reported the following:

-
REIT Taxable Income. RAIT announced estimated REIT taxable income, a non-GAAP financial measure, of $6.5 million and $3.7 million for the three and six months ended June 30, 2010, respectively. A
reconciliation of RAIT’s reported net income (loss) to its estimated REIT taxable income, including management’s rationale for the usefulness of this non-GAAP financial measure, is included as Schedule I to this release.

-
Debt Reduction. RAIT’s debt to equity ratio improved to 2.7 times at
June 30, 2010 as compared to 3.0 times at December 31, 2009. RAIT’s recourse debt decreased from $398.5 million at December 31, 2009 to
$341.2 million at June 30, 2010 and total indebtedness decreased $133.6 million in the period from December 31, 2009 to June 30, 2010.

-
Gains on Extinguishment of Debt. RAIT generated $17.2 million in gains on extinguishment of debt for the three-month period ended June 30, 2010 through previously announced private exchanges and repurchases pertaining to the extinguishment of $20.0 million of RAIT’s outstanding 6.875%
Convertible Senior Notes and the repurchase of $13.5 million of its CDO notes payable.

-
Non-Accrual CRE Loans. The unpaid principal balance of RAIT’s non-accrual commercial mortgages, mezzanine loans and preferred equity interests decreased to $131.4 million at June 30, 2010 as compared to
$133.0 million at March 31, 2010. Provision for losses on RAIT’s commercial mortgages, mezzanine loans and preferred equity interests decreased to $7.6 million for the quarter ended June 30, 2010 as compared to $17.4 million for the quarter ended March 31, 2010. During the quarter
RAIT charged off $5.8 million against the loan loss reserve.

-
Investments in Real Estate. As of June 30, 2010, RAIT had investments in real estate of $803.5 million as compared to $796.0 million at March 31,
2010. This increase was due primarily to the conversion of one commercial real estate loan to owned property.

-
Sale of Collateral Management Rights. On April 22, 2010, RAIT sold or delegated its collateral management rights and responsibilities relating to eight Taberna securitizations to an affiliate of certain funds managed by an affiliate of Fortress Investment Group LLC for $16.5 million.
These securitizations were not consolidated by RAIT and were comprised of
Taberna Preferred Funding II, Ltd. through Taberna Preferred Funding VII,
Ltd., Taberna Europe CDO I, P.L.C., and Taberna Europe CDO II, P.L.C. As
a result, assets under management decreased to $4.0 billion at June 30,
2010.

-
Preferred Dividends. On April 22, 2010, RAIT’s Board of Trustees
declared second quarter 2010 cash dividends of $0.484375 per share on
RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375
per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred
Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative
Redeemable Preferred Shares that were paid on June 30, 2010 to holders of record on June 1, 2010.

Liquidity

As of June 30, 2010, RAIT had $28.9 million of cash and cash equivalents and $27.5 million of unused capacity in RAIT’s two CRE securitizations to invest in commercial real estate assets. At June 30, 2010, RAIT had carrying amounts of $341.2 million of recourse indebtedness (comprised of $171.6 million of outstanding 6.875% Convertible Senior Notes and $169.6 million of other recourse indebtedness) and $1.6 billion of non-recourse indebtedness as compared to $398.5 million of recourse indebtedness (comprised of $245.9 million of outstanding 6.875% Convertible Senior Notes and $152.6 million of other recourse indebtedness) and $1.7 billion of non-recourse indebtedness at December 31, 2009.

Key Statistics
(Unaudited and dollars in thousands, except per share information)

As of or For the Three-Month Periods Ended

	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Financial Statistics:
Assets under management	$4,014,556	$9,965,416	$10,106,830	$10,374,491	$13,878,962
Debt to equity ratio	2.7x	2.8x	3.0x	3.3x	7.4x
Total revenue	$39,706	$45,114	$43,528	$44,824	$61,836
Recourse debt maturing in one year	$9,919	$10,905	$24,390	$49,494	$49,494
Earnings (loss) per share — diluted	$0.27	$0.41	$0.24	$(0.38)	$(4.43)
Commercial Real Estate (“CRE”) Loan Portfolio:
CRE loans— unpaid principal	$1,288,466	$1,305,816	$1,360,811	$1,467,806	$1,538,077
Non-accrual loans — unpaid	$131,377	$132,978	$171,372	$246,029	$171,809
principal
Non-accrual loans as a % of	10.2%	10.2%	12.6%	16.8%	11.2%
reported loans
Reserve for losses	$70,699	$68,850	$78,636	$77,647	$100,869
Reserves as a % of non-accrual loans	53.8%	51.8%	45.9%	31.6%	58.7%
Provision for losses	$7,644	$17,350	$22,500	$18,467	$19,575
CRE Property Portfolio:
Reported investments in real estate	$803,548	$795,952	$738,235	$645,484	$604,619
Number of properties owned	47	46	39	34	30
Multifamily units owned	7,893	7,893	6,967	6,367	5,550
Office square feet owned	1,732,626	1,550,401	1,350,177	1,035,435	1,035,435
Retail square feet owned	1,069,588	1,069,652	1,069,463	1,095,452	639,791
Average occupancy data:
Multifamily	83.5%	78.0%	77.7%	78.6%	82.0%
Office	55.5%	54.2%	41.5%	49.7%	49.2%
Retail	58.7%	60.1%	61.7%	60.4%	43.8%

Total	74.4%	70.8%	69.8%	73.1%	75.8%

Conference Call

All interested parties can listen to the live conference call webcast at 10:00 AM EDT on Friday, July 23, 2010 from the home page of the RAIT Financial Trust website at www.raitft.com or by dialing 800.706.7741, access code 35733973. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Friday, July 30, 2010, by dialing 888.286.8010, access code 312395567.

About RAIT Financial Trust

RAIT Financial Trust manages a portfolio of real estate related assets, provides a comprehensive set of debt financing options to the real estate industry and invests in real estate-related assets. RAIT’s management uses its experience, knowledge and relationship network to seek to generate and manage real estate related investment opportunities for RAIT and for outside investors. For more information, please visit www.raitft.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009.

These risks and uncertainties also include the following factors: global recessionary economic conditions and adverse developments in the credit markets have had, and RAIT expects will continue to have, an adverse effect on its investments and operating results, including causing significant reduction in the availability of financing to RAIT and for refinancing to its borrowers, increases in payment defaults and other credit risks in RAIT’s investments and decreases in the cash flow RAIT receives from its investments; RAIT cannot predict the effect on it that government policies and plans adopted in response to global recessionary economic conditions and adverse developments in the credit markets will have; RAIT operates in a highly competitive market which may harm its business, financial condition, liquidity and results of operations; loss of RAIT’s management team or the ability to attract and retain key employees could harm RAIT’s business; quarterly results may fluctuate and may not be indicative of future quarterly performance; RAIT’s investment portfolio has experienced significant payment defaults and other credit risks and may continue to do so, which has caused, and may continue to cause, adverse effects on RAIT’s cash flow, net income and ability to make distributions; if RAIT is unable to improve the performance of commercial real estate properties over which it has obtained control in connection with restructurings, workouts and foreclosures of investments, RAIT’s financial performance may be adversely affected; RAIT may not realize gains or income from its investments and has realized, and may continue to realize, losses from some of its investments; RAIT’s investment portfolio may have material geographic, sector, property-type and sponsor concentrations; RAIT’s subordinated real estate investments such as mezzanine loans and preferred equity interests in entities owning real estate involve increased risk of loss; financing with high loan-to-value ratios may involve increased risk of loss; lease expirations, lease defaults and lease terminations may adversely affect RAIT’s investments which may, in turn decrease RAIT’s revenue; RAIT may need to make significant capital improvements to RAIT’s properties in order to remain competitive; uninsured and underinsured losses may affect the value of, or RAIT’s return from, its real estate interests; real estate with environmental problems may create liability for RAIT; RAIT’s investments in unsecured REIT note receivables are subject to the risks of investing in subordinated real estate-related securities, which may result in losses to RAIT; and the commercial mortgage loans in which RAIT invests and the commercial mortgage loans underlying the CMBS in which RAIT invests are subject to delinquency, foreclosure and loss, which could result in losses to RAIT that may result in reduced earnings or losses and may reduce or eliminate RAIT’s ability to pay distributions to its shareholders.

RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the Six-Month
	Periods Ended		Periods Ended
	June 30		June 30
	2010	2009	2010	2009
Revenue:
Investment interest income	$39,173	$130,388	$80,503	$281,481
Investment interest expense	(23,233)	(91,860)	(46,788)	(194,880)

Net interest margin	15,940	38,528	33,715	86,601
Rental income	20,254	13,595	38,754	23,884
Fee and other income	3,512	8,679	12,351	11,499

Total revenue	39,706	60,802	84,820	121,984
Expenses:
Real estate operating expense	16,337	11,129	30,450	20,873
Compensation expense	6,886	6,022	14,938	11,660
General and administrative expense	5,367	5,272	10,257	9,529
Provision for losses	7,644	66,096	24,994	185,600
Asset impairments	—	46,015	—	46,015
Depreciation Expense	7,450	5,598	13,898	9,639
Amortization of intangible assets	168	352	523	667

Total expenses	43,852	140,484	95,060	283,983
Loss before other income (expense), taxes and discontinued operations	(4,146)	(79,682)	(10,240)	(161,999)
Interest and other income (expense)	227	1,686	318	2,287
Gains (losses) on sale of assets	7,692	50	11,616	50
Gains on extinguishment of debt	17,202	12,349	37,012	47,556
Losses on deconsolidation of VIEs	—	(313,808)	—	(313,808)
Change in fair value of financial instruments	4,446	91,357	20,883	(8,448)
Unrealized gains (losses) on interest rate hedges	51	(244)	38	(486)
Equity in income (loss) of equity method investments	—	(1)	4	(8)

Income (loss) before taxes and discontinued operations	25,472	(288,293)	59,631	(434,856)
Income tax benefit (provision)	(96)	(693)	(143)	(657)

Income (loss) from continuing operations	25,376	(288,986)	59,488	(435,513)
Income (loss) from discontinued operations	—	(275)	341	(2,162)

Net income (loss)	25,376	(289,261)	59,829	(437,675)
(Income) loss allocated to preferred shares	(3,415)	(3,415)	(6,821)	(6,821)
(Income) loss allocated to noncontrolling interests	358	4,809	593	12,397

Net income (loss) allocable to common shares	$22,319	$(287,867)	$53,601	$(432,099)

Earnings (loss) per share—Basic:
Continuing operations	$0.28	$(4.43)	$0.69	$(6.62)
Discontinued operations	—	—	—	(0.03)

Total earnings (loss) per share—Basic	$0.28	$(4.43)	$0.69	$(6.65)

Weighted-average shares outstanding—Basic	80,340,703	64,995,483	77,661,419	64,972,363
Earnings (loss) per share—Diluted:
Continuing operations	$0.27	$(4.43)	$0.68	$(6.62)
Discontinued operations	—	—	—	(0.03)

Total earnings (loss) per share—Diluted	$0.27	$(4.43)	$0.68	$(6.65)

Weighted-average shares outstanding—Diluted	82,260,906	64,995,483	78,784,783	64,972,363
Distributions declared per common share	$—	$—	$—	$—

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of
	June 30,	As of
	2010	December 31, 2009
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred equity interests	$1,388,312	$1,467,566
Allowance for losses	(78,672)	(86,609)

Total investments in mortgages and loans	1,309,640	1,380,957
Investments in real estate	803,548	738,235
Investments in securities and security-related receivables, at fair value	681,815	694,897
Cash and cash equivalents	28,944	25,034
Restricted cash	155,027	156,167
Accrued interest receivable	34,884	37,625
Other assets	25,323	28,105
Deferred financing costs, net of accumulated amortization of $8,041 and $7,290, respectively	21,108	23,778
Intangible assets, net of accumulated amortization of $1,479 and $82,929, respectively	3,487	10,178
Total assets	$3,063,776	$3,094,976

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$341,234	$398,483
Non-recourse indebtedness	1,602,305	1,678,640

Total indebtedness	1,943,539	2,077,123
Accrued interest payable	19,326	17,432
Accounts payable and accrued expenses	17,193	21,889
Derivative liabilities	236,780	186,986
Deferred taxes, borrowers’ escrows and other liabilities	22,984	21,625
Total liabilities	2,239,822	2,325,055
Equity:
Shareholders’ equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,600,000 shares issued and outstanding	16	16
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 85,317,328 and 74,420,598 issued and outstanding, including 14,159 unvested restricted share awards at December 31, 2009	853	744
Additional paid in capital	1,655,835	1,630,428
Accumulated other comprehensive income (loss)	(143,418)	(118,973)
Retained earnings (deficit)	(691,661)	(745,262)

Total shareholders’ equity	821,676	767,004
Noncontrolling interests	2,278	2,917
Total equity	823,954	769,921
Total liabilities and equity	$3,063,776	$3,094,976

Schedule I
RAIT Financial Trust
Reconciliation of Net Income (Loss) and Total Taxable Income (Loss) and
Estimated REIT Taxable Income (Loss) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three- Month Periods		For the Six- Month Periods
	Ended June 30		Ended June 30
	2010	2009	2010	2009

Net income (loss), as reported	$25,376	$(289,261)	$59,829	$(437,675)
Add (deduct):
Provision for losses	7,644	66,096	24,994	185,600
Charge-offs on allowance for losses	(5,795)	(53,831)	(32,931)	(119,256)
Domestic TRS book-to-total taxable income differences:
Income tax provision (benefit)	96	693	143	657
Stock compensation, forfeitures and other temporary tax differences	—	423	98	(934)
Capital loss carry-forward offsetting capital gains	(7,938)	—	(7,938)	—
Asset Impairments	—	46,015	—	46,015
Capital losses not offsetting capital gains and other temporary tax differences	—	313,808	—	313,808
Change in fair value of financial instruments, net of noncontrolling interests (2)	(4,446)	(100,157)	(20,883)	(13,810)
Amortization of intangible assets	168	352	523	667
CDO investments aggregate book-to-taxable income differences (3)	(12,431)	(18,436)	(26,303)	(37,555)
Accretion of (premiums) discounts	—	(106)	—	(211)
Other book to tax differences	859	(1,076)	2,632	57

Total taxable income (loss)	3,533	(35,480)	164	(62,637)
Less: Taxable income attributable to domestic TRS entities	2,912	(5,654)	1,846	(6,641)
Plus: Dividends paid by domestic TRS entities	3,500	5,000	8,500	5,000
Less: Deductible preferred share dividends	(3,415)	(3,415)	(6,821)	(6,821)

Estimated REIT taxable income (loss)(4)	$6,530	$(39,549)	$3,689	$(71,099)

(1)	Total taxable income (loss) and REIT taxable income (loss) are non-GAAP financial measurements, and do not purport to be an alternative to reported net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. RAIT’s total taxable income (loss) represents the aggregate amount of taxable income (loss) generated by RAIT and by RAIT’s domestic and foreign Taxable REIT Subsidiaries (“TRSs”). REIT taxable income (loss) is calculated under U.S. federal tax laws in a manner that, in certain respects, differs from the calculation of net income pursuant to GAAP. REIT taxable income (loss) excludes the undistributed taxable income of RAIT’s domestic TRSs, which is not included in REIT taxable income (loss) until distributed to RAIT. Subject to TRS value limitations, there is no requirement that RAIT’s domestic TRSs distribute their earnings to RAIT. REIT taxable income (loss), however, generally includes the taxable income of RAIT’s foreign TRSs because RAIT will generally be required to recognize and report RAIT’s taxable income on a current basis. Since RAIT is structured as a REIT and the Internal Revenue Code requires that RAIT distribute substantially all of RAIT’s net taxable income in the form of distributions to RAIT’s shareholders, RAIT believes that presenting the information management uses to calculate RAIT’s REIT taxable income (loss) is useful to investors in understanding the amount of the minimum distributions that RAIT must make to its shareholders so as to comply with the rules set forth in the Internal Revenue Code. Because not all companies use identical calculations, this presentation of total taxable income (loss) and REIT taxable income (loss) may not be comparable to other similarly titled measures as determined and reported by other companies.

(2)	Change in fair value of financial instruments is reported net of allocation to noncontrolling interests of $(8,800) and $(22,258) for the three-month and six-month periods ended June 30, 2009, respectively.

(3)	Amounts reflect the aggregate book-to-taxable income differences and are primarily comprised of (a) unrealized gains on interest rate hedges within CDO entities that Taberna consolidated, (b) amortization of original issue discounts and debt issuance costs and (c) differences in tax year-ends between Taberna and its CDO investments.

(4)	RAIT maintains an approximately $19.0 million operating loss carry-forward that may be used to offset its REIT taxable income in the future.